EXHIBIT 99.2 - Proxy Card

PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON [DATE] _____, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS OF LIFESCIENCES OPPORTUNITIES INCORPORATED

The undersigned shareholder of Lifesciences Opportunities Incorporated, hereby appoints Mr. Roland Perry, or each of them acting singly, proxies, with full power of substitution, to vote all shares of capital stock of Lifesciences Opportunities Incorporated which the undersigned is entitled to vote at the special meeting of shareholders to be to be held at 10:30 a.m. local time on [date], 2007, at 200 E. Las Olas Blvd., Suite 1700, Fort Lauderdale, Florida 33301 and at any adjournments thereof, upon matters set forth in the notice of special meeting dated [date], 2007 and the related proxy statement, copies of which have been received by the undersigned, and in their discretion upon any business that may properly come before the meeting or any adjournments thereof.

The undersigned hereby acknowledges receipt of a copy of the accompanying notice of special meeting of shareholders and of the proxy statement relating thereto, and hereby revokes any proxy or proxies heretofore given.

1. To approve the merger, approve and adopt the merger agreement and approve the issuance of shares pursuant to the merger agreement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2. To approve an amendment to our articles of incorporation to change our corporate name to "Dr. TATTOFF, Inc."

☐ FOR	☐ AGAINST	☐ ABSTAIN

3. To approve an amendment to our articles of incorporation to effectuate a 1 to 55.5 forward split of our common stock.

☐ FOR	☐ AGAINST	☐ ABSTAIN

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN WITH RESPECT TO THE PROPOSALS SET FORTH ABOVE, WILL BE VOTED FOR SUCH PROPOSALS.

DATED: __________, 2007

Signature of Shareholder(s):

Print Name: _____________________

Please promptly date and sign this proxy and mail it in the enclosed envelope to assure representation of your shares. No postage need be affixed if mailed in the United States. PLEASE SIGN EXACTLY AS NAME(S) APPEAR ON STOCK CERTIFICATE. When joint owners hold shares, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If shareholder is a corporation, please sign full corporate name by president or other authorized officer and, if a partnership, please sign full partnership name by an authorized partner or other person.